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                                                             EXHIBIT 10(b)(xxii)


                                  AMENDMENT TO
                            1999 STOCK INCENTIVE PLAN

         WHEREAS, ANADARKO PETROLEUM CORPORATION (the "Company") has heretofore adopted the 1999 STOCK INCENTIVE PLAN as amended (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan:

         NOW, THEREFORE, the Plan shall be amended, subject to stockholder approval, as of July 1, 2000.

         1. Section 4 (a) (i) shall be amended by replacing the number "4,000,000" with the number "14,000,000".

         2. Section 4 (a) (ii) shall be amended by replacing the number "800,000" with the number "2,800,000".

         3. Section 4 (b) (i) shall be amended by replacing the number "1,500,000" with the number "2,500,000".

         4. Section 4 (b) (iii) shall be amended by replacing the number "300,000" with the number "500,000".

         5. Section 6 (c) (v) shall be amended by having the first sentence replaced in its entirety with the following:

                         "Non-performance based Restricted Stock Awards will not
                  be 100% vested prior to three years from the date of grant except for Restricted Stock Awards that may be vested earlier due to (i) disability, (ii) death, (iii) termination of employment due to a reduction in force, job abolishment or at the convenience of the Company or (iv) with the consent of the Committee, retirement."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 2nd day of April, 2000.

                                        ANADARKO PETROLEUM CORPORATION


                                        By:
                                           -------------------------------------
                                           Charles G. Manley
                                           Senior Vice President, Administration